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                     Chase Manhattan Auto Owner Trust 1996-C
                         Statement to Certificateholders
                                November 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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            ORIGINAL            PRIOR                                                                                    CURRENT
              FACE            PRINCIPAL                                                       REALIZED   DEFERRED       PRINCIPAL
  CLASS       VALUE            BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST        BALANCE
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   A1     225,000,000.00              0.00             0.00            0.00             0.00    0.00      0.00               0.00
   A2     239,000,000.00              0.00             0.00            0.00             0.00    0.00      0.00               0.00
   A3     324,000,000.00     27,455,716.69    13,468,374.78      136,134.60    13,604,509.38    0.00      0.00      13,987,341.91
   A4     178,000,000.00    178,000,000.00             0.00      912,250.00       912,250.00    0.00      0.00     178,000,000.00
   B1      30,938,845.63     13,805,850.00       430,876.80       71,905.47       502,782.27    0.00      0.00      13,374,973.20
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 TOTALS   996,938,845.63    219,261,566.69    13,899,251.58    1,120,290.07    15,019,541.65    0.00      0.00     205,362,315.11
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                              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                PASS-THROUGH RATES
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               PRIOR                                                            CURRENT                               CURRENT
             PRINCIPAL                                                         PRINCIPAL                   CLASS    PASS-THRU
 CLASS         FACTOR          PRINCIPAL       INTEREST         TOTAL           FACTOR                                RATE
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   A1          0.00000000      0.00000000     0.00000000      0.00000000         0.00000000                A1       5.489000%
   A2          0.00000000      0.00000000     0.00000000      0.00000000         0.00000000                A2       5.750000%
   A3         84.73986633     41.56905796     0.42016852     41.98922648        43.17080836                A3       5.950000%
   A4      1,000.00000000      0.00000000     5.12500000      5.12500000     1,000.00000000                A4       6.150000%
   B1        446.23028813     13.92672516     2.32411612     16.25084129       432.30356297                B1       6.250000%
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 TOTALS      219.93482113     13.94192998     1.12372998     15.06565996       205.99289115
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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1996-C
                                November 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                           Due Period                                35

                                           Due Period Beginning Date           10/01/99

                                           Due Period End Date                 10/31/99

                                           Determination Date                  11/10/99

 Section 5.8(iii)   Servicing Fee                                            182,717.97

 Section 5.8(iii)   Servicing Fee per $1000                                  0.18327902

 Section 5.8(iv)    Administration Fee                                         1,000.00

 Section 5.8(iv)    Administration Fee per $1000                             0.00100307

 Section 5.8(vi)    Pool Balance at the end of the Collection Period     205,362,315.11

 Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable

                    By Seller                                                      0.00

                    By Servicer                                              221,567.40

                    TOTAL                                                    221,567.40

 Section 5.8(viii)  Realized Net Losses for Collection Period                 38,217.39

 Section 5.8(ix)    Reserve Account Balance after Disbursement             7,477,041.34

 Section 5.8(x)     Specified Reserve Account Balance                      7,477,041.34

 Section 5.8(xi)    Total Distribution Amount                             15,540,117.14

                    Servicing Fee                                            182,717.97

                    Administration Fee                                         1,000.00

                    Noteholders Distribution Amount                       14,516,759.38

                    Certficateholders Distribution Amount                    502,782.27

                    Deposit to Reserve Account                               336,857.52

[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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